EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-287028), Form S-4 (No. 333-288682), and Form S-3 (No. 333-288681) of Amcor plc of our report dated August 15, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers AG
Zurich, Switzerland
August 15, 2025